EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-63817 on Form S-8 of our report dated June 21, 2019, appearing in this Annual Report on Form 11-K of the Apache Corporation 401(k) Savings Plan for the year ended December 31, 2018.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
June 21, 2019